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                                AMENDMENT NO. 1
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

                   This Amendment No. 1 (the "Amendment No. 1") is made this 27th day of August, 1998, by and among Intrepid Capital Corporation, a Delaware corporation ("Intrepid"), Enviroq Corporation, a Delaware corporation ("Enviroq"), Freedom Holdings of Alabama, Inc., a Delaware corporation ("Sub-1"), Institutional Asset Management, Inc., a Florida corporation ("IAM"), IAM Merger Sub, Inc., a Florida corporation ("Sub-2"), Capital Research Corporation, a Florida corporation ("CRC") and CRC Merger Sub, Inc., a Florida corporation ("Sub-3").


                   WHEREAS, Intrepid, Enviroq, Sub-l, IAM, Sub-2, CRC and Sub-3 executed an Agreement and Plan of Reorganization, dated April 22, 1998 (the "Agreement"), pursuant to which each of Sub-l, Sub-2 and Sub-3 are to be merged with and into Enviroq, IAM and CRC, respectively, with Enviroq, IAM and CRC being the surviving corporations in each case and as a result of such transaction, each of Enviroq, IAM and CRC will become wholly-owned subsidiaries of Intrepid;

                   WHEREAS, Intrepid, Enviroq, Sub-1, IAM, Sub-2, CRC and Sub-3 wish to amend the Agreement, as set forth herein;


                   NOW, THEREFORE, in consideration of the premises and mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                1. Amendment to Section 11.1(e). The Agreement is hereby amended by deleting the words "August 31, 1998" from Section 11.1(e) of the Agreement and inserting in its place and stead the following words "October 31, 1998".

                2. Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

                3. Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.


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                   IN WITNESS WHEREOF, each of the Parties hereto has caused its duly authorized officers to execute, attest to and deliver this Amendment No. 1 on the date first above written.

ATTESTED TO:                                   INTREPID CAPITAL CORPORATION
BY: /s/ FAYE JOHNSTON BASS                     By: /s/ WILLIAM J. LONG
    --------------------------                    -----------------------------
Name: Faye Johnston Bass                       Name: William J. Long
Its: Secretary                                 Its: President



ATTESTED TO:                                   ENVIROQ CORPORATION



By: /s/ FAYE JOHNSTON BASS                     By: /s/ WILLIAM J. LONG
    --------------------------                    -----------------------------
Name: Faye Johnston Bass                       Name: William J. Long
Its: Secretary                                 Its: President



ATTESTED TO:                                   FREEDOM HOLDINGS OF ALABAMA, INC.



By: /s/ FAYE JOHNSTON BASS                     By: /s/ WILLIAM J. LONG
    --------------------------                    -----------------------------
Name: Faye Johnston Bass                       Name: William J. Long
Its: Secretary                                 Its: President



ATTESTED TO:                                   INSTITUTIONAL ASSET
                                               MANAGEMENT, INC.



By: /s/ STEPHANIE FRECHETTE                    By: /s/ FORREST TRAVIS
    --------------------------                    -----------------------------
Name: Stephanie Frechette                      Name: Forrest Travis
Its: Secretary                                 Its: President



ATTESTED TO:                                   IAM MERGER SUB, INC.



By: /s/ STEPHANIE FRECHETTE                    By: /s/ FORREST TRAVIS
    --------------------------                    -----------------------------
Name: Stephanie Frechette                      Name: Forrest Travis
Its: Secretary                                 Its: President



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
ATTESTED TO:                                  CAPITAL RESEARCH CORPORATION
By: /s/ STEPHANIE FRECHETTE                   By: /s/ FORREST TRAVIS
   --------------------------                    -----------------------------
Name: Stephanie Frechette                     Name: Forrest Travis
Its: Secretary                                Its: President



ATTESTED TO:                                  CRC MERGER SUB, INC.



By: /s/ STEPHANIE FRECHETTE                   By: /s/ FORREST TRAVIS
    --------------------------                    -----------------------------
Name: Stephanie Frechette                     Name: Forrest Travis
Its: Secretary                                Its: President



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